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Exhibit 3.3
                                      BY-LAWS

                                         OF

                                APPLE COMPUTER, INC.

                             (a California corporation)


                        (as amended through October 6, 1999)


                                     Article I

                                      OFFICES

     SECTION 1.1: PRINCIPAL OFFICE. The principal executive office for the transaction of the business of this corporation shall be 1 Infinite Loop, Cupertino, California 95014. The Board of Directors is hereby granted full power and authority to change the location of the principal executive office from one location to another.

     SECTION 1.2: OTHER OFFICES. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.


                                     Article II

                                     DIRECTORS

     SECTION 2.1: EXERCISE OF CORPORATE POWERS. Except as otherwise provided by these By-Laws, by the Articles of Incorporation of this corporation or by the laws of the State of California now or hereafter in force, the business and affairs of this corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     SECTION 2.2: NUMBER. The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed within the limits specified above, by a by-law amending this section, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

     SECTION 2.3: NEED NOT BE SHAREHOLDERS. The directors of this corporation need not be shareholders of this corporation.

     SECTION 2.4: COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving compensation therefor.

     SECTION 2.5: ELECTION AND TERM OF OFFICE. Through and until immediately prior to the annual meeting of shareholders to be held in fiscal year 2000, the directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible, and each director shall serve for a term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; provided, however, that the terms of all directors shall expire at the annual meeting of shareholders to be held in fiscal year 2000. Commencing at the annual meeting of shareholders to be held in fiscal year 2000, each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year or until his or her successor shall have been duly elected and qualified.

     SECTION 2.6: VACANCIES. A vacancy or vacancies on the Board of Directors shall exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual meeting of shareholders at which any director is elected, to elect the full authorized number of directors to be voted for at that meeting. The Board of Directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court or convicted of a felony or if, within 60 days after notice of his or her election, he or she does not accept the office. Any vacancy, except for a vacancy created by removal of a director as provided in Section 2.7 hereof, may be filled by a


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person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director.
Vacancies occurring in the Board of Directors by reason of removal of directors shall be filled only by approval of shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the Chief Executive Officer, the President, the Secretary or the Board of Directors of this corporation, unless the notice specifies a later time for the effectiveness of such resignation. Ifthe resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors shall not remove any director prior to the expiration of such director's term of office.

     SECTION 2.7: REMOVAL. The entire Board of Directors or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided that, unless the entire Board of Directors is removed, no director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively (without regard to whether such shares may be voted cumulatively) at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Articles of Incorporation of this corporation, the provisions of this Section
2.7 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

     SECTION 2.8: POWERS AND DUTIES. Without limiting the generality or extent of the general corporate powers to be exercised by the Board of Directors pursuant to Section 2.1 of these By-Laws, it is hereby provided that the Board of Directors shall have full power with respect to the following matters:

          (a) To purchase, lease, and acquire any and all kinds of property, real, personal or mixed, and at its discretion to pay therefor in money, in property and/or in stocks, bonds, debentures or other securities of this corporation.

          (b) To enter into any and all contracts and agreements which in its judgment may be beneficial to the interests and purposes of this corporation.

          (c) To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation or for maintenance, repairs, replacements or enlargements of its properties.

          (d) To declare and pay dividends in cash, shares and/or property out of any funds of this corporation at the time legally available for the declaration and payment of dividends on its shares.

          (e) To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of this corporation as it may deem proper.

          (f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

          (g) To accept resignations of directors; to declare vacant the office of a director as provided in Section 2.6 hereof; and, in case of vacancy in the office of directors, to fill the same to the extent provided in Section 2.6 hereof.

          (h) To create offices in addition to those for which provision is made by law or these By-Laws; to elect and remove at pleasure all officers of this corporation, fix their terms of office, prescribe their powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these By-Laws; and, if it sees fit, to require from the officers or any of them security for faithful service.

          (i) To designate some person to perform the duties and exercise the powers of any officer of this corporation during the temporary absence or disability of such officer.

          (j) To appoint or employ and to remove at pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit their authority, and fix their salaries in any way it may deem advisable which is not contrary to law or these By-Laws; and, if it sees fit, to require from them or any of them security for faithful performance.


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          (k)  To fix a time in the future, which shall not be more than 60 days nor less than 10 days prior to the date of the meeting nor more than sixty (60) days prior to any other action for which it is fixed, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action; and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of this corporation after any record date fixed as aforesaid. The Board of Directors may close the books of this corporation against transfers of shares during the whole or any part of such period.

          (l) To fix and locate from time to time the principal office for the transaction of the business of this corporation and one or more branch or other subordinate office or offices of this corporation within or without the State of California; to designate any place within or without the State of California for the holding of any meeting or meetings of the shareholders or the Board of Directors, as provided in Sections 10.1 and 11.1 hereof; to adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law now or hereafter in effect.

          (m) To authorize the issuance of shares of stock of this corporation in accordance with the laws of the State of California and the Articles of Incorporation of this corporation.

          (n) Subject to the limitation provided in Section 14.2 hereof, to adopt, amend or repeal from time to time and at any time these By-Laws and any and all amendments thereof.

          (o) To borrow money and incur indebtedness on behalf of this corporation, including the power and authority to borrow money from any of the shareholders, directors or officers of this corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor, and the note or other obligation given for any indebtedness of this corporation, signed officially by any officer or officers thereunto duly authorized by the Board of Directors shall be binding on this corporation.

          (p) To designate and appoint committees of the Board of Directors as it may see fit, to prescribe their names, powers and duties and limit their authority in any way it may deem advisable which is not contrary to law or these By-Laws.

          (q) Generally to do and perform every act and thing whatsoever that may pertain to the office of a director or to a board of directors.


                                    Article III

                                      OFFICERS

     SECTION 3.1: ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers, including, but not limited to, a Chairman of the Board of Directors, a Treasurer, and Assistant Secretaries and Assistant Treasurers as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon him or her by the By-Laws or the Board of Directors.

     SECTION 3.2: TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time upon written notice to this corporation, without prejudice to the rights, if any, of this corporation under any contract to which the officer is a party. If any vacancy occurs in any office of this corporation, the Board of Directors may elect a successor to fill such vacancy.

                                     Article IV

                               CHAIRMAN OF THE BOARD

     SECTION 4.1: POWERS AND DUTIES. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.


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                                     Article V

                              CHIEF EXECUTIVE OFFICER

     SECTION 5.1: POWERS AND DUTIES. The powers and duties of the Chief Executive Officer are:

          (a) To act as the general manager and chief executive officer of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

          (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there be no Chairman, at all meetings of the Board of Directors.

          (c) To call meetings of the shareholders and meetings of the Board of Directors to be held at such times and, subject to the limitations prescribed by law or by these By-Laws, at such places as he or she shall deem proper.

          (d) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation and to supervise and control all officers, agents and employees of this corporation.


                                     Article VA

                                     PRESIDENT

     SECTION 5A.1: POWERS AND DUTIES. The powers and duties of the President are:

          (a) To act as the general manager of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

          (b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board and the Chief Executive Officer or if there be no Chairman or Chief Executive Officer, at all meetings of the Board of Directors.

          (c) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation and to supervise and control all officers, agents and employees of this corporation.

          SECTION 5A.2: PRESIDENT PRO TEM. If neither the Chairman of the Board, the Chief Executive Officer, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the Chief Executive Officer, the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.


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                                     Article VI
                                   VICE PRESIDENT

     SECTION. 6.1: POWERS AND DUTIES. The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board of Directors. In case of the absence, disability or death of the Chief Executive Officer, the President, the Vice President, or one of the Vice Presidents, shall exercise all his or her powers and perform all his or her duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the Chief Executive Officer or President shall be as fixed by the Board of Directors.

                                    Article VII

                                     SECRETARY

     SECTION 7.1: POWERS AND DUTIES. The powers and duties of the Secretary are:

          (a) To keep a book of minutes at the principal executive office of this corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

          (b) To keep the seal of this corporation and to affix the same to all instruments which may require it.

          (c) To keep or cause to be kept at the principal executive office of this corporation, or at the office of the transfer agent or agents, a record of the shareholders of this corporation, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

          (d) To keep a supply of certificates for shares of this corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

          (e) To transfer upon the share books of this corporation any and all shares of this corporation; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and, also, if this corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.3 hereof.

          (f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of this corporation.

          (g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.


                                    Article VIII

                              CHIEF FINANCIAL OFFICER

     SECTION 8.1: POWERS AND DUTIES. The powers and duties of the Chief Financial Officer are:

          (a) To supervise and control the keeping and maintaining of adequate and correct accounts of this corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

          (b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of this corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of this corporation with such depository as may be designated from time to time by the Board of Directors.


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          (c)  To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of this corporation.

          (d) To disburse, or cause to be disbursed, all funds of this corporation as may be directed by the Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements.

          (e) To render to the Chief Executive Officer, the President or to the Board of Directors, whenever either may require, accounts of all transactions as Chief Financial Officer and of the financial condition of this corporation.

          (f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.


                                   Article VIIIA

                          APPOINTED VICE PRESIDENTS, ETC.

     SECTION 8A.1: APPOINTED VICE PRESIDENTS, ETC.; APPOINTMENT, DUTIES, ETC. The Chief Executive Officer of the corporation shall have the power, in the exercise of his or her discretion, to appoint additional persons to hold positions and titles such as vice president of the corporation or a division of the corporation or president of a division of the corporation, or similar such titles, as the business of the corporation may require, subject to such limits in appointment power as the Board may determine. The Board shall be advised of any such appointment at a meeting of the Board, and the appointment shall be noted in the minutes of the meeting. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Section 8A.l of these By-laws.

          Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the Chief Executive Officer of the corporation shall determine.

          Appointees may hold titles such as "president" of a division or other group within the corporation, or "vice president" of the corporation or of a division or other group within the corporation. However, any such appointee, absent specific election by the Board as an elected corporate officer, (i) shall not be considered an officer elected by the Board of Directors pursuant to
Article III of these By-Laws and shall not have the executive powers or authority of corporate officers elected pursuant to such Article III, (ii) shall not be considered (a) an "officer" of the corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act") or an "executive officer" of the corporation for the purposes of Rule 3b-7 promulgated under the Act, and similarly shall not be considered an "officer" of the corporation for the purposes of Section 16 of the Act (as such persons shall not be given the access to inside information of the corporation enjoyed by officers of the corporation) or an "executive officer" of the corporation for the purposes of Section 14 of the Act or (b) a "corporate officer" for the purposes of Section 312 of the California Corporation Code (the "Code"), except in any such case as otherwise required by law, and (iii) shall be empowered to represent himself or herself to third parties as an appointed vice president, etc., only, and shall be empowered to execute documents, bind the corporation or otherwise act on behalf of the corporation only as authorized by the Chief Executive Officer or the President of the Corporation or by resolution of the Board of Directors.

     An elected officer of the corporation may also serve in an appointed capacity hereunder.


                                     Article IX

                                EXECUTIVE COMMITTEE

     SECTION 9.1: APPOINTMENT AND PROCEDURE. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from among its members an Executive Committee of two or more members. The Executive Committee may make its own rules of procedure subject to Section 11.9 hereof, and shall meet as provided by such rules or by a resolution adopted by the Board of Directors (which resolution shall take precedence). A majority of the members of the Executive Committee shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the Committee shall be necessary to the adoption of any resolution by such Committee.

     SECTION 9.2: POWERS. During the intervals between the meetings of the Board of Directors, the Executive Committee, in all cases in which specific directions shall not have been given by the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of this corporation in such manner as the Committee may deem best for the interests of this corporation, except with respect to:

          (a) any action for which California law also requires shareholder approval,


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          (b)  the filling of vacancies on the Board of Directors or in the committee,

          (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee,

          (d)  the amendment or repeal of By-Laws or the adoption of new
By-Laws,

          (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable,

          (f) a distribution to the shareholders of this corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors,

          (g) the appointment of other committees of the Board of Directors or the members thereof.


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                                     Article X

                              MEETINGS OF SHAREHOLDERS

     SECTION 10.1: PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the shareholders of this corporation shall be held at the principal executive office for the transaction of business of this corporation, or at any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by resolution of the Board of Directors. Any meeting shall be valid wherever held if held by the written consent of all the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of this corporation.

     SECTION 10.2: ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the hour of 10:00 a.m. on the last Wednesday in January in each year , if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday or at such other time in a particular year as may be designated by written consent of all the shareholders entitled to vote thereat or which may be designated by resolution of the Board of Directors. Such annual meetings shall be held at the place provided pursuant to Section 10.1 hereof. Said annual meetings shall be held for the purpose of the election of directors, for the making of reports of the affairs of this corporation and for the transaction of such other business as may come before the meeting.

     SECTION 10.3: SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President or by the Board of Directors, or by two or more members thereof, or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes on the record date established pursuant to Section 10.8. Upon request in writing sent by registered mail to the Chief Executive Officer, President, Vice President or Secretary, or delivered to any such officer in person, by any person or persons entitled to call a special meeting of shareholders (such request, if sent by a shareholder or shareholders, to include the information required by Section 10.13), it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the shareholders entitled to vote that a meeting will be requested by the person or persons calling the meeting, the date of which meeting, which shall be set by such officer, to be not less than 35 days nor more than 60 days after such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven days after receiving such a written request from a shareholder or shareholders of the corporation, the Board of Directors shall determine whether shareholders owning not less than ten percent (10%) of the shares as of the record date established pursuant to
Section 10.8 for such request support the call of a special meeting and notify the requesting party or parties of its finding.

     SECTION 10.4: NOTICE OF MEETINGS. Notice of any meeting of shareholders shall be given in writing not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there be no such officer or person, or in case of his or her neglect or refusal, by any director or shareholder. The notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except that notice must be given or waived in writing of any proposal relating to approval of contracts between the corporation and any director of this corporation, amendment of the Articles of Incorporation, reorganization of this corporation or winding up of this corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Written notice shall be given by this corporation to any shareholder, either (i) personally or (ii) by mail or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder's address appearing on the books of this corporation or given by such shareholder to this corporation for the purpose of notice. If a shareholder gives no address or no such address appears on the books of this corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of this corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The noice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing of any notice in accordance with the provisions of this Section 10.4, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to this corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of this corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     SECTION 10.5: CONSENT TO SHAREHOLDERS' MEETINGS. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as to approval of contracts between this corporation and any of its directors, amendment of the Articles of Incorporation, reorganization of this corporation or winding up the affairs of this corporation.

     SECTION 10.6: QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 10.7: ADJOURNED MEETINGS. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 10.6 hereof, in the absence of a quorum, no other business may be transacted at such meeting. When a meeting is adjourned for more than 45 days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at a meeting. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting.

     SECTION 10.8: VOTING RIGHTS. Only persons in whose names shares entitled to vote stand on the stock records of this corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held or, if some other day be fixed for the determination of shareholders of record pursuant to Section 2.8(k) hereof, then on such other day, shall be entitled to vote at such meeting. In the absence of any contrary provision in the Articles of Incorporation or in any applicable statute relating to the election of directors or to other particular matters, each such person shall be entitled to one vote for each share.

     In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting or request a special meeting of the shareholders pursuant to Section 10.3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than fourteen (14) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent or request a special meeting of the shareholders pursuant to Section 10.3 shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than twenty eight (28) days after the date on which such request is received, adopt a resolution fixing the record date.

     SECTION 10.9: ACTION BY WRITTEN CONSENTS. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within fourteen (14) days after receiving such written consent or consents from shareholders of the corporation, the Board of Directors shall determine whether holders of outstanding shares as of the record date established pursuant to Section 10.8 having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have properly consented thereto in writing and notify the requesting party of its finding. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval of (i) contracts between this corporation and any of its directors, (ii) indemnification of any person, (iii) reorganization of this corporation or (iv) distributions to shareholders upon winding up of this corporation in certain circumstances without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. All notices given hereunder shall conform to the requirements of Section 10.4 hereto and applicable law. When written consents are given with respect to any shares, they shall be given by and accepted from the persons in whose names such shares stand on the books of this corporation at the time such respective consens are given, or any shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by this corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of this corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of this corporation. Notwithstanding anything to the contrary, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

     SECTION 10.10: ELECTIONS OF DIRECTORS. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the directors and votes withheld with respect to the election of the directors shall have no legal effect. Elections of directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

     SECTION 10.11: PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of this corporation. No proxy shall be valid (1) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section 10.11 and applicable law, or (2) after the expiration of eleven months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Revocation may be effected by a writing delivered to the Secretary of this corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by this corporation. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (1) a pledgee, (2) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in this corporation to the maker of the proxy, (3) a creditor or creditors of this corporation or the shareholder who extended or continued credit to this corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (4) a person who has contracted to perform services as an employee of this corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employmet contracted for,
(5) a person designated by or under a close corporation shareholder agreement or a voting trust agreement. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it. Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of this corporation or dies, the debt of this corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the close corporation shareholder agreement or the voting trust agreement has terminated. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares. Every form of proxy or written consent, which provides an opportunity to specify approval or disapproval with respect to any proposal, shall also contain an appropriate space marked "abstain", whereby a shareholder may indicate a desire to abstain from voting his or her shares on the proposal. A proxy marked "abstain" by the shareholder with respect to a particular proposal shall not be voted either for or against such proposal. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

     SECTION 10.12: INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  Count and tabulate all votes or consents;

          (e)  Determine when the polls shall close;

          (f)  Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 10.13: ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. Shareholders may nominate one or more persons for election as directors at a meeting of shareholders or propose business to be brought before a meeting of shareholders, or both, only if such shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be received by the Secretary of the Corporation not later than 60 days prior to such meeting; provided, however, that in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form a shareholder's notice to the Secretary shall set forth (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of stock of the Corporation that intends to vote such stock at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation and (v) if applicable, the consent of each nominee as director of the Corporation if so elected. The chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

                                     Article XI

                               MEETINGS OF DIRECTORS

     SECTION 11.1: PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of this corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, or at any other place within or without the State which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting.

     SECTION 11.2: REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held after the adjournment of each annual meeting of the shareholders (which regular directors' meeting shall be designated the "Regular Annual Meeting") and at such other times as may be designated from time to time by resolution of the Board of Directors. Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (l) the time and place of such meetings are fixed by the Board of Directors or (2) the Regular Annual Meeting is held at the principal place of business provided at Section 1.1 hereof and on the date specified in Section 10.2 hereof.

     SECTION 11.3: SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or the President, or any Vice President, or the Secretary or by any two or more directors.

     SECTION 11.4: NOTICE OF SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon no less than four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph to each director. Notice need not be given to any director who signs a waiver of notice or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice need not specify the purpose of any meeting of the Board. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all directors not present at the time of adjournment.

     SECTION 11.5: QUORUM. A majority of all directors elected by the shareholders and appointed to fill vacancies as provided in Section 2.6 hereof shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to (a) provisions of law relating to interested directors, (b) indemnification of agents of this corporation and (c) Section
12.9 hereof. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     SECTION 11.6: CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 11.6 constitutes presence in person at such meeting.

     SECTION 11.7: WAIVER OF NOTICE AND CONSENT. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 11.8: ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

     SECTION 11.9: COMMITTEES. The provisions of this Article XI apply also to committees of the Board of Directors and action by such committees, mutatis mutandis.

                                    Article XII

                                 SUNDRY PROVISIONS

     SECTION 12.1: INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of this corporation, and all written contracts of this corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of this corporation shall have the power to bind this corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

     SECTION 12.2: SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors.

     SECTION 12.3: CERTIFICATES OF STOCK. There shall be issued to every holder of shares in this corporation a certificate or certificates signed in the name of this corporation by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by this corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     SECTION 12.4: LOST CERTIFICATES. Where the owner of any certificate for shares of this corporation claims that the certificate has been lost, stolen or destroyed, a new certificate shall be issued in place of the original certificate if the owner (l) so requests before this corporation has notice that the original certificate has been acquired by a bona fide purchaser, (2) files with this corporation an indemnity bond in such form and in such amount as shall be approved by the Chief Executive Officer, the President or a Vice President of this corporation, and (3) satisfies any other reasonable requirements imposed by this corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

     SECTION 12.5: CERTIFICATION AND INSPECTION OF BY-LAWS. This corporation shall keep at its principal executive or business office the original or a copy of these By-Laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     SECTION 12.6: ANNUAL REPORTS. The making of annual reports to the shareholders is dispensed with and the requirement that such annual reports be made to shareholders is expressly waived, except as may be directed from time to time by the Board of Directors or the President.

     SECTION 12.7: FISCAL QUARTERS. Each fiscal quarter of the Corporation shall be comprised of 13 weeks each of which shall end at midnight on Saturday of such week, and the fiscal months in any one calendar quarter shall be comprised of at least four consecutive calendar weeks with one week to be added, at management's discretion, to any one month during such fiscal year.

     SECTION 12.8: OFFICER LOANS AND GUARANTIES. If the corporation has outstanding shares held of record by 100 or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiaries, whether or not the officer is a director, upon the approval of the Board of Directors alone. Such approval by the Board of Directors must be determined by a vote of a majority of the disinterested directors, if it is determined that such a loan or guaranty may reasonably be expected to benefit the corporation. In no event may an officer owning 2% or more of the outstanding common shares of the corporation be extended a loan under this provision.

     SECTION 12.9:  APPROVAL OF CERTAIN TRANSACTIONS.  In addition to Section
11.5. Quorum hereof, the affirmative vote of a majority of the disinterested outside directors shall be required to (a) approve any merger or acquisition transaction for which the approval of the Company's shareholders is necessary for consummation of the transaction and (b) .approve or ratify any related party transaction (or aggregation of similar transactions) involving a director of the Company and having an annualized value in excess of $10,000.


                                    Article XIII

                            CONSTRUCTION OF BY-LAWS WITH
                           REFERENCE TO PROVISIONS OF LAW

     SECTION 13.1: BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     SECTION 13.2: BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section 13.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.


                              Article XIV

                  ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

     SECTION 14.1: BY SHAREHOLDERS. By-Laws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. By-Laws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a By-Law or amendment of the Articles of Incorporation reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     SECTION 14.2: BY THE BOARD OF DIRECTORS. Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws, other than a By-Law or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board of Directors. A By-Law adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal By-Laws.


                               Article XV

                     RESTRICTIONS ON TRANSFER OF STOCK

     SECTION 15.1: SUBSEQUENT AGREEMENT OR BY-LAW. If (a) any two or more shareholders of this corporation shall enter into any agreement abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of this corporation any or all of the shares of this corporation held by them, and if a copy of said agreement shall be filed with this corporation, or if (b) shareholders entitled to vote shall adopt any By-Law provision abridging, limiting or restricting the aforesaid rights of any shareholders, then, and in either of such events, all certificates of shares of stock subject to such abridgments, limitations or restrictions shall have a reference thereto endorsed thereon by an officer of this corporation and such certificates shall not thereafter be transferred on the books of this corporation except in accordance with the terms and provisions of such agreement or ByLaw, as the case may be; provided, that no restriction shall be binding with respect to shares issued prior to adoption of the restriction unless the holders of such shares voted in favor of or consented in writing to the restriction.


                               Article XVI

                   INDEMNIFICATION OF DIRECTORS, OFFICERS,
                        EMPLOYEES, AND OTHER AGENTS


SECTION 16.1: INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article XVI, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     SECTION 16.2: INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents

(other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
Article XVI, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     SECTION 16.3: PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 16.1 or for which indemnification is permitted pursuant to Section 16.2 following authorization thereof by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article XVI.

     SECTION 16.4: INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article XVI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

     SECTION 16.5: INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XVI.

     SECTION 16.6: CONFLICTS. No indemnification or advance shall be made under this Article XVI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.


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